SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act
of
1934

Filed by Registrant
Filed by a Party other than the Registrant

Check the Appropriate Box:

     Preliminary Proxy Statement
   X Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Materials Pursuant to 240.14a-11(c) or 240.14a-12


              HEARTLAND EXPRESS, INC.
  (Name of Registrant as Specified in its Charter)

   The Heartland Express, Inc. Board of Directors
     (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the Appropriate Box):

   X $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
     $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1)  Filed of each class of securities to which transaction applies:
  N/A
     (2)  Aggregate number of securities to which transaction applies:
  N/A
     (3)  Price per unit or other underlying value of transaction computed
          pursuant to Exchange Act Rule 0-11:                          N/A
     (4)  Proposed maximum aggregate value of transaction:             N/A

     $     N/A      = Amount on which filing fee is calculated.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:                             N/A

     (2)  Form, Schedule or Registration Statement No.:       N/A
     (3)  Filing Party:                                       N/A
     (4)  Date Filed:                                         N/A

             HEARTLAND EXPRESS, INC.
               2777 Heartland Drive
              Coralville, Iowa 52241



NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 1996



Dear Fellow Stockholders:

     The 1996 Annual Meeting of Stockholders (the "Annual Meeting") of Heartland Express, Inc., a Nevada Corporation (the "Company"), will be held at the Hampton Inn, 1210 First Avenue, Coralville, Iowa 52241, at 8:00 a.m. local time, on Thursday, May 2, 1996 for the following purposes:

       1. To consider and act upon a proposal to elect five (5) directors of the Company;

       2. To consider and act upon a proposal to ratify the selection of Arthur Andersen LLP as independent public accountants for the Company for 1996; and

       3. To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

     The foregoing matters are more fully described in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on March 15, 1996, as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy.
YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

     All Stockholders are cordially invited to attend the Annual Meeting.

                                   By Order of the Board of Directors



                                   Russell A. Gerdin
                                   Chairman of the Board,
                                   President and Secretary

Coralville, Iowa 52241
April 5, 1996

              HEARTLAND EXPRESS, INC.
               2777 Heartland Drive
              Coralville, Iowa 52241



PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 2, 1996



     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Heartland Express, Inc., a Nevada corporation (the "Company"), to be used at the 1996 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Hampton Inn, 1210 First Avenue, Coralville, Iowa 52241, on Thursday,
May 2, 1996, at 8:00 a.m. local time, and any adjournment thereof. All costs of the solicitation will be borne by the Company. The Company does not intend to solicit proxies other than by this mailing; provided, that directors, officers, and employees may solicit proxies by use of the mails or telephone without compensation other than their regular compensation. The approximate date of mailing this proxy statement and the enclosed form of proxy is April 5, 1996.

     The enclosed copy of the Company's annual report for the fiscal year ended December 31, 1995, is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

                 PROXIES AND VOTING

     Only stockholders of record at the close of business on March 15, 1996 ("Stockholders") are entitled to vote, either in person or by valid proxy, at the Annual Meeting. On the record date of March 15, 1996, the Company had 20,000,000 shares of $0.10 par value Common Stock issued and outstanding. Each share is entitled to one vote. The Company has no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.

     All proxies that are properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the choices indicated. Any Stockholder may be represented and may vote at the Annual Meeting by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting shall have and may exercise, or, if only one shall be present, then that one shall have and may exercise, all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Any Stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by filing with the Secretary of the Company a revocation of the proxy, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

     Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

                     PROPOSAL 1
               ELECTION OF DIRECTORS

     At the Annual Meeting, the Stockholders will elect five (5) directors to serve as the Board of Directors until the 1997 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The Board presently has five members. Courtney J. Munson served as a director during 1995 but resigned in February 1996 to pursue other business interests. In accordance with the Company's bylaws, the remaining four directors appointed Michael J. Gerdin to fill the vacancy created by Mr. Munson's resignation. Absent contrary instructions, each proxy will be voted for the election of the individuals designated as directors below. In the event one or more of the individuals listed below shall unexpectedly become unavailable to serve, which the Board of Directors has no reason to expect, the proxies that would have otherwise been voted for such individuals will be voted for a substitute nominee selected by the Board.


Information Concerning Executive Officers and Directors

     Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the Company's current directors and executive officers is set forth below. All references to experience with the Company include positions with the Company's operating subsidiary, Heartland Express, Inc. of Iowa.

NAME                    AGE          POSITION              DIRECTOR SINCE
Russell A. Gerdin       54   Chairman of the Board, President,      1978
                             Secretary
John P. Cosaert         48   Vice President of Finance, Treasurer    N/A
Richard L. Meehan.      50   Vice President of Marketing             N/A
Dennis D. Thompson      48   Vice President of Safety                N/A
Earl H. Scudder, Jr.1   53   Director                               1986
Richard O. Jacobson1    59   Director                               1994
Dr. Benjamin J. Allen   49   Director                               1995
Michael J. Gerdin       26   Director                               1996


1    Member of the Audit Committee.

     Russell A. Gerdin has served as the Company's President since 1978 and as Chairman of the Board since 1986.

     John P. Cosaert has served as the Company's Vice President of Finance and Treasurer since 1986.

     Richard L. Meehan has served as the Company's Vice President of Marketing since 1986.

     Dennis D. Thompson has served as the Company's Vice President of Safety since 1986.

     Earl H. Scudder, Jr. has served as a director since the Company's 1986 initial public offering. Mr. Scudder has engaged in the private practice of law since 1966. He is a principal of Scudder Law Firm, P.C., Lincoln, Nebraska, the Company's outside counsel. Mr. Scudder also serves as a director of Swift Transportation Co., Inc., and another principal of Scudder Law Firm, P.C. serves as a director of Covenant Transport, Inc., both nationwide truckload carriers with common stock traded on the Nasdaq National Market.

     Richard O. Jacobson has served as a director since 1994. Mr. Jacobson has been President and Chief Executive Officer of Jacobson Warehouse Company, Inc. and Jacobson Transportation Company, Inc., Des Moines, Iowa since 1968. Mr. Jacobson also serves as a director for AllaTenn Resources, Inc., Allied Group, Inc., Firstar Bank of Des Moines, Firstar Banks of Iowa, and Felcor Suite Hotels, Inc.

     Dr. Benjamin J. Allen is the Dean and Distinguished Professor of Business at Iowa State University in Ames, Iowa, where he joined the faculty in 1979. Dr. Allen previously served as Chairman of the Department of Transportation and Logistics at Iowa State University. Dr. Allen also served in the Office of Transportation Regulatory Policy of the U.S. Department of Transportation as a Brookings Institute Economics Policy Fellow.

     Michael J. Gerdin has served as a director since March 1, 1996. He has worked full-time at the Company since May 1992, when he graduated from Luther College. Mr. Gerdin has served in a variety of positions, including dispatch, safety, sales, and driver recruiting. Mr. Gerdin was also responsible for relocation of the former Munson Transportation administrative functions to Heartland's headquarters.

Board of Directors and Committee Meetings

     The Board of Directors met once during the last fiscal year, and all directors were present at the meeting.

     The 1995 Audit Committee consisted of Earl H. Scudder, Jr. (Chairman), and Richard O. Jacobson. The Audit Committee met once during 1995, and both members were in attendance. The Audit Committee makes recommendations to the Board concerning the selection of outside auditors, reviews the Company's financial statements, reviews and discusses audit plans, audit work, internal controls, and the report and recommendations of the Company's independent auditors, and considers such other matters in relation to the external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting. At least a majority of the Audit Committee members will not be employees of the Company.

     The Board does not have a compensation or nominating committee or any committee performing similar functions.


Directors' Fees

     Directors who are not employees of the Company are paid $1,000 for attendance at each Board of Directors or committee meeting attended (if the committee meeting is held on a day other than the day of a Board meeting), and are reimbursed for expenses incurred in attending such meetings.


Board of Directors Interlocks and Insider Participation

     The 1995 Board of Directors consisted of Russell A. Gerdin,
Earl H. Scudder, Jr.,  Richard O. Jacobson, Courtney J. Munson, and
Dr. Benjamin J. Allen, all of whom participated in deliberations concerning executive officer compensation. No other individuals participated in such deliberations. During 1995, Mr. Gerdin served as the President and Secretary of the Company, and Mr. Scudder served as Assistant Secretary of the Company. The Board of Directors establishes the compensation of Mr. Gerdin and reviews compensation set by Mr. Gerdin for other executive officers. Mr. Scudder receives no compensation for serving as Assistant Secretary.

     In 1995, the Company leased two office buildings, totalling approximately 25,000 square feet, a storage building of approximately 3,500 square feet, and five acres of land from Mr. Gerdin for $239,500 plus taxes, utilities, insurance and maintenance. The lease expires on May 31, 2000, but is renewable for an additional five year term with a cost of living adjustment.

     Mr. Scudder, President of Scudder Law Firm, P.C., served as counsel to the Company during 1995, and is currently serving in that position.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.

               EXECUTIVE COMPENSATION


     The following table sets forth information concerning the annual and long-term compensation paid by the Company to its chief executive officer who was the only executive officer who was paid more than $100,000 in salary and bonus during the most recent fiscal year (the "Named Officer") for services in all capacities for the fiscal years ended December 31, 1995, 1994, and 1993.

             Summary Compensation Table

                                                                Long-Term Compensation
                                 Annual Compensation            Awards    Payouts
Name and Principle                                         Restricted
    Position                                 Other Annual    Stock Options/ LTIP    All Other
                                Salary Bonus Compensation   Award(s) SARs Payouts Compensation
                           Year   ($)   ($)      ($)          ($)     (#)   ($)        ($)
Russell A. Gerdin,         1995 300,000  -        -            -       -     -          -
Chairman and President     1994 300,000  -        -            -       -     -          -
(Chief Executive Officer)  1993 300,000  -        -            -       -     -          -

Other annual compensation did not exceed 10% of Mr. Gerdin's total salary for any reported year.

Board of Directors Report on Executive Compensation

     The members of the Board of Directors prepared the following report on executive compensation:

     The Board of Directors reviews the compensation of the Company's executive officers annually. The compensation of Mr. Gerdin, the Company's chief executive officer, is evaluated differently than that of the other executive officers. A summary of the considerations for each is set forth below.

     Chief Executive Officer. Mr. Gerdin receives a base salary only, with no bonus or short or long-term incentives. The Board of Directors recognizes Mr. Gerdin's substantial responsibility and contribution to the Company's operating performance, operating margin, revenue and net income growth rates, and attainment of Company goals, as well as his large stockholdings. At
Mr. Gerdin's request, his salary has remained the same since 1986, and he has never been paid a bonus. The Board believes that Mr. Gerdin's salary is reasonable compared to similarly situated executives, and that as a holder of almost 50% of the Company's outstanding stock, Mr. Gerdin receives an incentive through appreciation in the value of the Company's stock. Because of Mr. Gerdin's request, the Board of Directors has not considered or approved an increase in annual compensation or any incentive compensation for Mr. Gerdin. Thus, corporate performance directly affects Mr. Gerdin, but not through his compensation by the Company.

     Other Executive Officers. The Company's other executive officers are compensated through a mix of salary and incentive compensation. In establishing compensation, the Board of Directors annually considers (i) the Company's operating performance, stock performance, operating margin, and revenue and net income growth rates, (ii) team-building skills, individual performance, past performance and potential with the Company, (iii) local compensation levels and cost of living, and (iv) compensation information disclosed by similar publicly-held truckload motor carriers. In 1995, the Board of Directors also considered the executive officers' contribution to improving the operations of Munson Transportation, Inc., which merged with the Company in March 1994. The Board of Directors believes that the former Munson Transportation operations showed substantial improvement in a difficult freight market. Salary and bonus levels are largely subjective, with individual performance being the most important factor. Compensation levels at other publicly-traded truckload motor carriers are used as a general guide, and the Board believes that the compensation of its executive officers as a group, historically and during the last fiscal year, has been comparable to that of other carriers.

     The Board believes that providing an incentive for its executive officers to maximize profitability is important. In 1993, the Company's subsidiary, Heartland Express, Inc. of Iowa, adopted a non-qualified deferred compensation plan for key management employees designated by the board of directors of the subsidiary for a given year. The total contingent benefit available for all participants is a percentage of the Company's previous year's net profits equal to one-fourth of one percent of such profits for each percentage point (or a fraction thereof) by which the Company's operating ratio was less than a specified target. The operating ratio represents the percentage which operating expenses bear to operating revenues. The benefits vest in increments up to age 65, payment is deferred until cessation of employment, and all payments are subject to certain vesting and forfeiture provisions. The chief executive officer does not participate in the deferred compensation arrangement. The aggregate amount contributed to the plan on behalf of five participants for 1995 was $140,000. Under the deferred compensation plan, there is a direct relationship between the Company's operating efficiency and the deferred amount allocable to the executive officers. The Board of Directors determines the portion of the annual total deferred compensation pool to allocate to individual executive officers based upon a subjective evaluation of the job performance of each individual executive officer.


                                                Board of Directors


                                    Russell A. Gerdin      Benjamin J. Allen
                                    Earl H. Scudder, Jr.   Michael J. Gerdin
                                   Richard O. Jacobson
Tuition Award Program

     The Company maintains a tuition award program for the children of certain employees, including executive officers. Contributions to the program are based upon the Company's performance. During 1995, the Company contributed $137,000 to the program, based upon 1994 performance. The Company will contribute $191,000 in 1996 based upon 1995 performance. The amount paid to children of the Company's executive officers was $20,497 in 1994 and $8,933 in 1995.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year, except that Benjamin J. Allen was late filing his Form 3 at a time when he did not own any Common Stock.

PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

     The following table sets forth, as of March 15, 1996, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director and Named Officer of the Company, and by all directors and executive officers of the Company as a group.

        SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
                                                     Amount & Nature of
Title of Class   Name and Address of Beneficial Owner    Beneficial     Percent
                                                         Ownership     of Class(1)
Common Stock   Russell A. Gerdin, President, Secretary,
               and Director, 2777 Heartland Drive,
               Coralville, IA  52241                      9,679,993       48.4%
Common Stock   Earl H. Scudder, Jr., Director
               411 S. 13th Street, Suite 200,
               Lincoln, NE  68508                             6,358(2)      *
Common Stock   Richard O. Jacobson, Director
               P.O. Box 224, Des Moines, IA  50301                0         *
Common Stock   Benjamin J. Allen, Director
               1007 Brookridge, Ames, IA  50010                   0         *
Common Stock   Michael J. Gerdin, Director
               2777 Heartland Drive, Coralville, IA  52241        0         *
Common Stock   Nicholas Company, Inc. (Albert O. Nicholas)
               700 N. Water Street, Milwaukee, WI  53202  1,517,522       7.59%
Common Stock   Willaim Blair and Company, L.L.C.
               222 West Adams St., Chicago, IL 60606      1,167,801       5.84%
Common Stock   All directors and executive officers
               as a group (8 individuals)                 9,751,548       48.5%


*    Less than one percent (1%).

1    Based upon 20,000,000 outstanding shares at March 15, 1996.

2 Includes 4,819 shares held in an individual retirement account owned by Patricia H. Scudder, spouse of Mr. Scudder.


       CERTAIN TRANSACTIONS AND RELATIONSHIPS

     Prior to Courtney J. Munson's resignation as a director, Mr. Munson and the Company engaged in the following transactions on January 15, 1996:
(1) Mr. Munson purchased all of the stock of Heartland Monmouth Warehouse Corp. from the Company for $150,000 (the Company having acquired the stock of such corporation from Mr. Munson and his brother in a March 17, 1994 merger in exchange for 6,434 shares of Common Stock, valued at approximately $223,600 at the merger date); (2) the Company paid Mr. Munson $242,308 in connection with the settlement of all issues under his employment agreement;
(3) Mr. Munson repaid all sums due the Company (approximately $340,000 at December 31, 1995, plus accrued interest); and (4) the registration rights agreement with Mr. Munson and certain members of his family was terminated; provided that the Munsons will retain "piggyback" registration rights in certain circumstances through March 17, 1997.

              STOCK PERFORMANCE GRAPH

  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
      PERFORMANCE GRAPH FOR HEARTLAND EXPRESS


     The following graph compares the cumulative total stockholder return of the Company's Common Stock with the cumulative total stockholder return of the
Nasdaq Stock Market (U.S. Companies) and the Nasdaq Trucking & Transportation Stocks commencing December 31, 1990, and ending December 29, 1995.






GRAPH WAS CENTERED HERE IN PRINTED FORM













                                 Legend
Symbol    Index Description          12/31/90  12/31/91  12/31/92  12/31/93  12/31/94  12/29/95
_____     Heartland Express             100.0     181.1     336.6     301.8     365.9     370.9
- - ----      CRSP index for Nasdaq Stock
          Market (U.S. Companies)       100.0     160.5     186.9     214.5     209.7     296.5
 .....     CRSP Index for Nasdaq
       Trucking & Transportation Stock  100.0     145.4     177.9     216.1     196.0     228.5

     The stock performance graph assumes $100 was invested on January 1, 1991. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance. The CRSP Index for Nasdaq Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the Nasdaq Stock Market, as well as all Nasdaq companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4599, and 4700-4799.

                  PROPOSAL 2
   RATIFICATION OF SELECTION OF INDEPENDENT
              PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP as independent public accountants for the Company for the 1996 fiscal year. Arthur Andersen LLP served as independent public accountants for the Company for the fiscal year ended December 31, 1995. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     McGladrey & Pullen, LLP served as independent public accountants for the Company for the fiscal year ended December 31, 1993. McGladrey & Pullen declined to stand for re-election as the Company's independent public accountants for the 1994 fiscal year by letter dated April 6, 1994. The Company's financial statements for the past two fiscal years have not contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was recommended and approved by the audit committee. The Company did not have any disagreements with McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2 TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.


             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1997 Annual Meeting of the Stockholders of the Company must be received by the Corporate Secretary of the Company at the Company's principal executive offices on or before December 31, 1996, to be included in the Company's proxy material related to that meeting.


                 OTHER MATTERS

     The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                   HEARTLAND EXPRESS, INC.



                                   Russell A. Gerdin
                                   Chairman of the Board,
                                   President and Secretary

                 April 5, 1996